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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                              TECO CAPITAL TRUST I

                        8.500% Trust Preferred Securities
              (liquidation amount $25 per trust preferred security)

                     representing a corresponding amount of
                          Company Preferred Securities
                                       of

                           TECO FUNDING COMPANY I, LLC
     fully and unconditionally guaranteed on a junior subordinated basis by

                                TECO ENERGY, INC.

                             UNDERWRITING AGREEMENT

                                                               December 14, 2000

To the Underwriters set forth
on Schedule A hereto

Ladies and Gentlemen:

     TECO Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "TRUST"), TECO Funding Company I, LLC, a Delaware limited liability company and depositor of the Trust (the "LLC"), and TECO Energy, Inc., a Florida corporation (the "COMPANY" and, together with the Trust and the LLC, the "ISSUERS"), propose subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in SCHEDULE A hereto (the "UNDERWRITERS") an aggregate of 8,000,000 8.500% Trust Preferred Securities (liquidation amount $25 per trust preferred security) as described in SCHEDULE B hereto representing beneficial interests in the Trust (the "TRUST PREFERRED SECURITIES"). The Trust Preferred Securities represent a corresponding amount of 8.500% Company Preferred Securities (liquidation preference $25 per company preferred security) (the "COMPANY PREFERRED SECURITIES"), which are fully and unconditionally guaranteed on a junior subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement to be dated as of December 1, 2000 (the "GUARANTEE") between the Company and The Bank of New York, as trustee (the "GUARANTEE TRUSTEE").

     The Trust is to purchase, with the proceeds of the sale of the Trust Preferred Securities to the Underwriters, an aggregate of $200,000,000 liquidation preference of the Company Preferred Securities. The LLC is to purchase, with the proceeds of the sale of the Company Preferred


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Securities to the Trust and the proceeds of the sale of an aggregate of
$6,200,000 liquidation preference of 8.500% Common Securities (liquidation preference $25 per common security) (the "COMMON SECURITIES") to the Company, an aggregate of $206,200,000 principal amount of 8.500% Junior Subordinated Notes (the "JUNIOR SUBORDINATED NOTES") of the Company. The Junior Subordinated Notes will be issued pursuant to an indenture dated as of August 17, 1998 (the "BASE INDENTURE") between the Company and The Bank of New York, as trustee (the "INDENTURE TRUSTEE"), as heretofore amended and as amended and supplemented by the Third Supplemental Indenture dated as of December 1, 2000 (the Base Indenture, as so supplemented and amended, being referred to herein as the "INDENTURE"). The payments made by the Company on the Junior Subordinated Notes are established at a level sufficient to permit the LLC upon receipt of such payments to make payments on the Company Preferred Securities and Common Securities in accordance with their terms, and the Trust, upon receipt of payments on the Company Preferred Securities, to make payments on the Trust Preferred Securities in accordance with their terms.

     The Issuers understand that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon as their representative or representatives (the "REPRESENTATIVES") deem advisable after this Agreement has been executed and delivered.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE ISSUERS. Each of the Issuers jointly and severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Issuers meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 ACT"). The Issuers have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on such Form (File No. 333-50808), which has become effective (including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), for the registration under the 1933 Act of the Trust Preferred Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other respects with said Rule, and as amended at the date of this Agreement, including the exhibits thereto, is hereinafter called the "REGISTRATION STATEMENT". The form of prospectus to be used in connection with the issuance and sale of the Trust Preferred Securities included in such Registration Statement is hereinafter called the "BASIC PROSPECTUS"; the form of prospectus supplement included in such Registration Statement, or, if the Company files with the Commission a subsequent prospectus supplement to be used in connection with the issuance and sale of the Trust Preferred Securities in accordance with Rule 424(b) under the 1933 Act, such subsequent prospectus, is hereinafter called the "PROSPECTUS SUPPLEMENT"; and the Basic Prospectus, as supplemented by the Prospectus Supplement, in the form in which it shall be filed with

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     the Commission pursuant to Rule 424(b) is hereinafter called the
     "PROSPECTUS". Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "PRELIMINARY PROSPECTUS". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (ii) NO MISSTATEMENTS OR OMISSIONS. As of the date hereof, when the Prospectus is first filed or transmitted for filing pursuant to Rule 424(b) under the 1933 Act, when, prior to the Closing Time (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Time, (i) the Registration Statement, as then amended as of any such time, and the Prospectus, as then amended or supplemented as of any such time, and each of the Trust Agreement (as defined below), the LLC Agreement (as defined below), the Indenture and the Guarantee will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the 1934 Act and the respective rules and regulations thereunder, and (ii) neither the Registration Statement, as then amended as of such time, nor the Prospectus, as then amended or supplemented, as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the applicable trustees or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement and the Prospectus.

          (iii) STATUS OF TRUST. The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of

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     Delaware with the power and authority to enter into and perform its obligations under this Agreement, the Trust Preferred Securities and the Trust Agreement (as defined below) and to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust Agreement (the "TRUST AGREEMENT") between the Company, The Bank of New York, as property trustee (the "PROPERTY TRUSTEE") and The Bank of New York (Delaware), as Delaware trustee (the "DELAWARE TRUSTEE" and together with the Property Trustee, the "ISSUER TRUSTEES") and the agreements and instruments contemplated by the Trust Agreement and the Prospectus.

          (iv) STATUS OF LLC. The LLC has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act with the power and authority to enter into and perform its obligations under this Agreement, the Company Preferred Securities, the Common Securities and the LLC Agreement (as defined below) and to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the LLC is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Limited Liability Company Agreement of the LLC (the "LLC AGREEMENT") between the Company and the Trust and the agreements and instruments contemplated by the LLC Agreement and the Prospectus.

          (v) STATUS OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, and has the power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee and to own property and conduct its business as described in the Prospectus.

          (vi) AUTHORIZATION OF TRUST PREFERRED SECURITIES. The Trust Preferred Securities have been duly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and the holders of the Trust Preferred Securities (the "TRUST SECURITYHOLDERS") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Trust Securityholders under the Trust Agreement to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in connection with the replacement of destroyed, lost or stolen certificates or in connection

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     with directing the Property Trustee under the Trust Agreement to exercise its rights and powers at the request of Trust Securityholders).

          (vii) AUTHORIZATION OF COMPANY PREFERRED SECURITIES. The Company Preferred Securities have been duly authorized by the LLC, and, when issued and delivered against payment therefor as described in the Prospectus, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non- assessable limited liability company interests in the LLC and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Company Preferred Securities is not subject to preemptive or other similar rights; and the holders of the Company Preferred Securities (the "COMPANY SECURITYHOLDERS") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Company Securityholders under the LLC Agreement to make certain payments to the LLC to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in connection with the replacement of destroyed, lost or stolen certificates and subject to such other obligations as provided in the LLC Agreement).

          (viii) AUTHORIZATION OF COMMON SECURITIES. The Common Securities have been duly authorized by the LLC and, upon delivery by the LLC to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid and non-assessable limited liability company interests in the LLC and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the LLC will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (ix) AUTHORIZATION OF COMPANY AGREEMENTS. The Junior Subordinated Notes, the Indenture, the Subordinated Note Purchase Agreement between the Company and the LLC, the LLC Agreement, the Guarantee, the Subscription Agreement between the LLC and the Trust and the Trust Agreement (collectively, the "TRANSACTION DOCUMENTS") have each been duly authorized by the Issuers as are party thereto, and, at the Closing Time, will have been duly executed and delivered by the Issuers as are party thereto, and, in the case of Junior Subordinated Notes, when validly issued by the Company and validly authenticated and delivered by the Indenture Trustee, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, in the case of the Guarantee, when validly executed and delivered by the Guarantee Trustee, and, in the case of the Trust Agreement, when validly executed and delivered by the Issuer Trustees, will constitute valid and legally binding obligations of the Issuers as are party thereto, enforceable against the Issuers as are party thereto, in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

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     reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have each been duly qualified under the 1939 Act; the Junior Subordinated Notes are entitled to the benefits of the Indenture; and the Transaction Documents will conform in all material respects to the descriptions thereof in the Prospectus.

          (x) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by each of the Issuers.

          (xi) ABSENCE OF DEFAULTS AND CONFLICTS. None of the Issuers or any "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") and each of which is listed on SCHEDULE C hereto) is in violation of its charter, by-laws or other organizational documents or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Issuers or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of any of the Issuers or any Subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not have a material adverse effect on the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Trust Preferred Securities and the use of the proceeds from the sale of the Trust Preferred Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Issuers with its obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of any of the Issuers or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Issuers or any Subsidiary or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's

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     behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Issuers or any Subsidiary.

          (xii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Issuers of its obligations hereunder, in connection with the offering, issuance or sale of the Trust Preferred Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or made or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder (the "1933 ACT REGULATIONS") or state securities laws and except for the qualification of the Trust Agreement, the Indenture and the Guarantee under the 1939 Act.

          (xiii) SUBSIDIARIES. Each of the Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, and has full power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus. All of the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company or indirectly through a wholly-owned subsidiary of the Company, free and clear of all liens, encumbrances and claims.

          (xiv) QUALIFICATION. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation in all jurisdictions where it owns or leases substantial real properties or in which the conduct of its business requires qualification as a foreign corporation and in which the failure to so qualify could have a Material Adverse Effect.

          (xv) PUBLIC UTILITY HOLDING COMPANY ACT. The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935 and is exempt from all provisions of such act except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. None of the Issuers is subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Junior Subordinated Notes, the issue and sale of the Company Preferred Securities and Common Securities by the LLC, the issue and sale of the Trust Preferred Securities by the Trust or any of the other transactions contemplated by this Agreement.

          (xvi) FINANCIAL STATEMENTS. The financial statements of the Company, together with related notes, incorporated in the Registration Statement and the Prospectus present fairly, in accordance with generally accepted accounting principles consistently applied (except as stated therein and except the notes to the interim financial statements), the

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     financial position and the results of operations of the Company and its predecessors at the dates and for the respective periods to which they apply.

          (xvii) AUDITORS. PricewaterhouseCoopers LLP, who have certified financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

          (xviii) INVESTMENT COMPANY ACT. Each of the Issuers is not, and upon the issuance and sale of the Trust Preferred Securities, Company Preferred Securities, Common Securities and Junior Subordinated Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

          (xix) CUBA. The Company and the Subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (xx) LISTING. The Trust Preferred Securities have been approved for listing on such exchange or exchanges as are listed on SCHEDULE B hereto, subject only to official notice of issuance.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company, any of its Subsidiaries, the LLC or the Trust delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the LLC and the Trust to each Underwriter as to the matters covered thereby.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS, CLOSING.

     (a) TRUST PREFERRED SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price and with the terms set forth in SCHEDULE B, the number of Trust Preferred Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional amount of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Trust Preferred Securities shall be made at the offices of the Representatives, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by

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the Representatives and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

     Payment shall be made by the Representatives to the Trust by wire transfer of immediately available or next day funds as set forth in SCHEDULE B to a bank account(s) designated by the Trust against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Trust Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase.

     (c) DENOMINATIONS; REGISTRATION. Certificates for the Trust Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Trust Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time. In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Company Preferred Securities and Junior Subordinated Notes, the Company agrees to pay compensation ("UNDERWRITERS' COMPENSATION") to the Underwriters for arranging the investment therein of such proceeds in an amount in immediately available (same day) funds per Security set forth in SCHEDULE B.

SECTION 3. COVENANTS OF THE ISSUERS. Each of the Issuers jointly and severally covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. Subject to Section 3(b), it will prepare the Prospectus in a form approved by the Representatives and file such Prospectus (pursuant to Rule 424(b) within the time prescribed under Rule 424(b) or Rule 430(A)(3), as the case may be) and will notify the Representatives immediately, and confirm the notice in writing,
(i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Trust Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. It will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. It will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

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     (b)  FILING OF AMENDMENTS. It will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. It has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, one originally signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one originally signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. It has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus relating to the Trust Preferred Securities as such Underwriter reasonably requested, and it hereby consents to the use of such copies for purposes permitted by the 1933 Act. It will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. It will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations thereunder (the "1934 ACT REGULATIONS") so as to permit the completion of the distribution of the Trust Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, it will

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promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and it will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. It will use its best efforts, in cooperation with the Underwriters, to qualify the Trust Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; PROVIDED, HOWEVER, that it shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Trust Preferred Securities have been so qualified, it will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) RULE 158. It will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) USE OF PROCEEDS. It will cause the net proceeds received by it from the sale of the Trust Preferred Securities, Company Preferred Securities, Common Securities and Junior Subordinated Notes, as the case may be, to be used in the manner specified in the Prospectus under "Use of Proceeds".

     (i) LISTING. It will use its best efforts to cause the listing of the Trust Preferred Securities on any such stock exchange or exchanges as are set forth in SCHEDULE B hereto.

     (j) RESTRICTION ON SALE OF TRUST PREFERRED SECURITIES. During a period of 30 days following the Closing Time, it will not, without the prior written consent of the Representatives, sell or contract to sell or announce the offering of, any securities of any of the Issuers with characteristics and terms similar to those of the Trust Preferred Securities, the Company Preferred Securities or the Junior Subordinated Notes.

     (k) REPORTING REQUIREMENTS. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will file or cause to be filed all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. PAYMENT OF EXPENSES.

     (a) EXPENSES. The Issuers will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Forms T-1) as originally filed and of each amendment thereto, (ii) the printing and reproduction of this Agreement, any Agreement among Underwriters, the Indenture, the Trust Agreement, the LLC Agreement, the Guarantee and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Trust Preferred Securities, (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Issuers' counsel, accountants and other advisors, (v) the qualification of the Trust Preferred Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith (which fees and disbursements of counsel for the Underwriters shall not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Issuer Trustees, the Guarantee Trustee and the Indenture Trustee, including the fees and disbursements of counsel for the trustees in connection with the Indenture, the Guarantee, the Trust Agreement, the Junior Subordinated Notes and the Trust Preferred Securities, (viii) any fees payable in connection with the rating of the Trust Preferred Securities, (ix) the fees and expenses incurred in connection with the listing, if applicable, of the Trust Preferred Securities on any such exchange or exchanges as are listed on SCHEDULE B hereto, and (x) the fees and expenses incident to the performance of the Issuers' other obligations hereunder.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Issuers shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1(a) hereof, to the performance by each of the Issuers of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

     (b) OPINIONS OF COUNSEL FOR THE ISSUERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Palmer & Dodge LLP, general counsel for the Issuers, to the effect set forth in EXHIBIT A-1 hereto and (ii) Sheila M. McDevitt, Esq., corporate counsel for the Issuers to the effect set forth in EXHIBIT A-2 hereto, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the LLC, the Trust and the Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials. In rendering its opinion, Palmer & Dodge LLP may rely as to matters of Florida law, upon the opinion of Sheila M. McDevitt, Esq.

     (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Ropes & Gray, the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the LLC, the Trust and the Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials.

     (d) OPINION OF SPECIAL DELAWARE COUNSEL. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters to the effect set forth in EXHIBIT B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust, the LLC, the Company and the Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials.

     (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Trust, the LLC and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

     (f) TRUST PERFORMANCE. The Trust shall have performed all of its obligations under this Agreement which are to be performed by the terms hereof at or before the Closing Time.

     (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from the Company's independent public accountants a letter dated such date, in form and substance satisfactory to the Representatives (substantially in the form of ANNEX A hereto), together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from the Company's independent public accountants a letter, dated as of Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) MAINTENANCE OF RATING. At Closing Time, the Trust Preferred Securities shall be rated by each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and Fitch IBCA, Inc. as set forth in SCHEDULE B hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Trust Preferred Securities or any of the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that is has under surveillance or review its rating of the Trust Preferred Securities or any of the Company's other debt securities.

     (j) APPROVAL OF LISTING. At Closing Time, the Trust Preferred Securities shall have been approved for listing on such exchange or exchanges as are listed on SCHEDULE B hereto, subject only to official notice of issuance.

     (k) ADDITIONAL DOCUMENTS. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Trust Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Trust Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (l) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuers at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. Each of the Issuers agrees jointly and severally to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuers; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) such indemnity with respect to any Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Trust Preferred Securities which are the subject thereof if such Underwriter did not send or deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Trust Preferred Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus, as amended or supplemented). This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

     (b) INDEMNIFICATION OF ISSUERS, TRUSTEES, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Issuers, their respective directors or trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES, NOTIFICATION. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one band and the Underwriters on the other hand from the offering of the Trust Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the
relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Trust Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Trust Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth on such cover.

     The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by an Underwriter in writing through the Representatives and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or LLC or trustee of the Trust, each officer of the Company or the Trust who signed the Registration Statement, and each person, if any, who controls any of the Issuers within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Issuers. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Trust Preferred Securities set forth opposite their respective names in SCHEDULE A hereto and not joint.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust, the LLC, the Company or any Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuers, and shall survive delivery of and payment for the Trust Preferred Securities to the Underwriters.

SECTION 9. TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Issuers, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, the LLC or the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any Trust Preferred Securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and PROVIDED, FURTHER that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such liquidation amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the aggregate liquidation amount of the Defaulted Securities does not exceed 10% of the aggregate liquidation amount of the Trust Preferred Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate liquidation amount of the Trust Preferred Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Issuers shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the addresses set forth on SCHEDULE B; notices to the Company shall be directed to it at 702 North Franklin Street, Tampa, Florida 33602, Facsimile: (813) 228-1328, Attention: Secretary; notices to the Trust shall be directed to it at c/o The Bank of New York, 101 Barclay Street, 8th Floor, New York, New York 10286; and notices to the LLC shall be directed to it at 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801.

SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuers and their respective successors, and said controlling persons and officers, directors, trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuers and the Underwriters.

                                   Very truly yours,

                                   TECO ENERGY, INC.

                                   By:  /s/ Gordon L. Gillette
                                      ------------------------------------------
                                      Name:   Gordon L. Gillette
                                      Title:  Vice President - Finance and
                                              Chief Financial Officer

                                   TECO CAPITAL TRUST I

                                   By: TECO Funding Company I, LLC, as depositor

                                   By:  /s/ Millie Smith
                                      ------------------------------------------
                                       Name:   Millie Smith
                                       Title:  President

                                   TECO FUNDING COMPANY I, LLC

                                   By:  /s/ Millie Smith
                                      ------------------------------------------
                                      Name:   Millie Smith
                                      Title:  President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

SALOMON SMITH BARNEY INC.

By:  /s/ Yukari Saegusa
   -----------------------------------
   Authorized Signatory

For themselves and the other
Underwriters named in SCHEDULE A
to the foregoing Agreement

                                   SCHEDULE A


                                                            NUMBER OF TRUST
UNDERWRITER                                                 PREFERRED SECURITIES
-----------                                                 --------------------

Salomon Smith Barney Inc........................................ 1,245,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.............. 1,245,000
Morgan Stanley & Co. Incorporated............................... 1,245,000
Prudential Securities Incorporated ............................. 1,245,000
UBS Warburg LLC................................................. 1,245,000
ABN AMRO Incorporated...........................................    60,000
Robert W. Baird & Co. Incorporated..............................    60,000
Bank of America Securities LLC..................................    60,000
Bear, Stearns & Co. Inc.........................................    60,000
Charles Schwab & Co., Inc.......................................    60,000
Chase Securities Inc............................................    60,000
CIBC Oppenheimer Corp...........................................    60,000
Credit Suisse First Boston Corporation..........................    60,000
Dain Rauscher Incorporated......................................    60,000
Deutsche Bank Securities Inc....................................    60,000
A.G. Edwards & Sons, Inc........................................    60,000
First Union Securities, Inc.....................................    60,000
Fleet Securities, Inc...........................................    60,000
Goldman, Sachs & Co.............................................    60,000
McDonald & Company Securities, Inc..............................    60,000
H&R Block, Inc..................................................    60,000
Raymond James & Associates, Inc.................................    60,000
The Robinson-Humphrey Company, LLC..............................    60,000
Tucker Anthony Incorporated.....................................    60,000
US Bancorp Piper Jaffray Inc....................................    60,000
Advest, Inc.....................................................    25,000
BB&T Capital Markets, a division of Scott & Stringfellow........    25,000
C.L. King & Associates, Inc.....................................    25,000
Crowell, Weedon & Co............................................    25,000
D.A. Davidson & Co. Incorporated................................    25,000
Fahnestock & Co. Inc............................................    25,000
Fifth Third Securities, Inc.....................................    25,000
Gibraltar Securities Co.........................................    25,000
Gruntal & Co., L.L.C............................................    25,000
J.J.B. Hilliard, W.L. Lyons, Inc................................    25,000

Janney Montgomery Scott Inc.....................................    25,000
Josephthal Lyon & Co. Inc.......................................    25,000
Legg Mason Wood Walker, Incorporated............................    25,000
Mesirow Financial, Inc..........................................    25,000
Morgan Keegan & Company, Inc....................................    25,000
NatCity Investments, Inc........................................    25,000
Pershing, a division of Donaldson, Lufkin & Jenrette
     Securities Corporation.....................................    25,000
Ragen MacKenzie Incorporated....................................    25,000
Stifel, Nicolaus & Company, Incorporated........................    25,000
TD Securities (USA) Inc.........................................    25,000
Wachovia Securities, Inc........................................    25,000
Wedbush Morgan Securities, Inc..................................    25,000
William Blair & Company L.L.C...................................    25,000
                                                                    ------

         Total.................................................. 8,000,000
                                                                 =========

                                   SCHEDULE B

TITLE: 8.500% Trust Preferred Securities.

LIQUIDATION AMOUNT AT MATURITY: $200,000,000 (liquidation amount $25 per preferred security).

DISTRIBUTIONS: 8.500% per annum, from December 20, 2000, payable quarterly in arrears on January 31, April 30, July 31 and October 31, commencing January 31, 2001.

MATURITY: January 31, 2041.

OPTIONAL REDEMPTION: December 20, 2005 and thereafter at the option of the Company at $25.00 per trust preferred security plus accrued interest.

LISTING: New York Stock Exchange (NYSE)

RATING: Moody's Investors Service, Inc.: a1 (On review for potential downgrade)
          Standard & Poor's Ratings Services: BBB+ (negative outlook) Fitch Investors Service, Inc.: A- (negative outlook)

PURCHASE PRICE: 100% of liquidation amount, plus accrued distributions, if any, from December 20, 2000.

UNDERWRITERS' COMPENSATION: $0.7875 per Security.

EXPECTED REOFFERING PRICE: 100% of liquidation amount, subject to change by the Representatives.

CLOSING: 9:00 A.M. on December 20, 2000, at the offices of Palmer & Dodge LLP, in Boston, Massachusetts, in Federal (same day) funds.

SETTLEMENT AND TRADING: Book-Entry Only via the Depository Trust Company ("DTC"). The Trust Preferred Securities will trade in DTC's Same Day Funds Settlement System.


NOTICES: Notices to be given to the Underwriters should be directed to the Representatives as follows:

                           Salomon Smith Barney Inc.
                           388 Greenwich Street
                           34th Floor
                           New York, NY 10013
                           Attn: U.S. Syndicate Desk

The respective numbers of the Trust Preferred Securities to be purchased by each of the Underwriters are set forth opposite their names in SCHEDULE A hereto.

                                   SCHEDULE C

                        LIST OF SIGNIFICANT SUBSIDIARIES

1.   Tampa Electric Company

2.   TECO Transport Corporation

3.   TECO Diversified, Inc.

4.   TECO Power Services Corporation

5.   TECO Coal Corporation

                                                                     EXHIBIT A-1

                       FORM OF OPINION OF ISSUERS' COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "AGREEMENT") to which this Exhibit A-1 is attached.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

          (ii) The Agreement has been duly authorized, executed and delivered by the Company.

          (iii) The Junior Subordinated Notes, the Indenture, the Subordinated Note Purchase Agreement, the LLC Agreement and the Guarantee (collectively with the Trust Agreement, the "TRANSACTION DOCUMENTS") have each been duly authorized, executed and delivered by the Company, and, in the case of Junior Subordinated Notes, when validly authenticated and delivered by the Indenture Trustee, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, in the case of the Guarantee, when validly executed and delivered by the Guarantee Trustee, and, in the case of the LLC Agreement, when validly executed and delivered by the Trust, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Junior Subordinated Notes are entitled to the benefits of the Indenture.

          (iv) The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (v) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the applicable trustees, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

          (vi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form at the time of such effectiveness or filing in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (vii) To the best of our knowledge, no filing with, or authorization, approval consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Trust Preferred Securities, Company Preferred Securities, Common Securities or Junior Subordinated Notes.

          (viii) The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Trust Preferred Securities and the use of the proceeds from the sale of the Trust Preferred Securities as described in the Prospectus under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the LLC, the Trust or any Subsidiary pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 1999 or the Company's Forms 10-Q and 8-K filed subsequent thereto, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

          (ix) Each of the Company, the LLC and the Trust is not and, after giving effect to the transactions contemplated by this Agreement, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          (x) The Trust Agreement, the Indenture and the Guarantee have been duly qualified under the 1939 Act.

          (xi) The statements made in the Prospectus under the captions "Terms of the Trust Preferred Securities," "Terms of the Company Preferred Securities," "Terms of the Junior Subordinated Notes," "The TECO Limited Liability Companies," "The TECO Trusts," "Description of the Trust Preferred Securities," "Description of the Company Preferred Securities," "Description of the Junior Subordinated Notes," "Description of the Guarantees" and "Relationship Among the Trust Preferred Securities, Company Preferred Securities, the Junior Subordinated Notes and the Guarantees", insofar as such statements purport to constitute a summary of the terms of any of the Transaction Documents, Trust Preferred Securities, Company Preferred Securities and Common Securities, constitute accurate summaries thereof in all material respects.

          (xii) The statements made in the Prospectus under the caption "United States Taxation" to the extent they are matters of law or legal conclusions, subject to the limitations and qualifications described therein, constitute such counsel's opinion as to such matters; and the Junior Subordinated Notes will be classified as debt for United States federal income tax purposes.

          (xiii) The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended (the "PUBLIC UTILITY HOLDING COMPANY ACT"), except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies.

          (xiv) The Trust has duly executed and delivered the Agreement, the LLC Agreement, the Subscription Agreement and the Trust Preferred Securities and the LLC has duly executed and delivered the Agreement, the Subordinated Note Purchase Agreement, the Trust Agreement and the Company Preferred Securities.

     We have participated in conferences with officers and other representatives of the Issuers, representatives of the Underwriters and representatives of the independent public accountants for the Issuers at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise indicated above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial data found in or derived from the internal accounting and other records of the Company and its Subsidiaries set forth or referred to in the Registration Statement or the Prospectus).

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Trust, the LLC, the Company and its Subsidiaries, representatives of the applicable trustees and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of Florida, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.

                                                                     EXHIBIT A-2

                       FORM OF OPINION OF ISSUERS' COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(ii)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "AGREEMENT") to which this Exhibit A-2 is attached.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

          (ii) Each Subsidiary set forth on SCHEDULE C to the Agreement has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (iii) The Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The Junior Subordinated Notes, the Indenture, the LLC Agreement, the Subordinated Note Purchase Agreement and the Guarantee (collectively with the Trust Agreement, the "TRANSACTION DOCUMENTS") have each been duly authorized, executed and delivered by the Company, and, in the case of Junior Subordinated Notes, when validly authenticated and delivered by the Indenture Trustee, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, in the case of the Guarantee, when validly executed and delivered by the Guarantee Trustee, and, in the case of the LLC Agreement, when validly executed and delivered by the Trust, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (v) All descriptions in the Registration Statement of written contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (vi) To the best of my knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of the Florida Public Service Commission is necessary or required in connection with the due authorization, execution and delivery of the Agreement or for the offering, issuance, sale or delivery of the Trust Preferred Securities, Company Preferred Securities, Common Securities or Junior Subordinated Notes.

          (vii) The execution, delivery and performance of the Agreement and the Transaction Documents and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Trust Preferred Securities and the use of the proceeds from the sale of the Trust Preferred Securities as described in the Prospectus under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 1999 or the Company's Forms 10-Q and 8-K filed subsequent thereto, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     I have participated in conferences with officers and other representatives of the Issuers, representatives of the Underwriters and representatives of the independent public accountants for the Issuers at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed and, although I have not independently verified, am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise indicated above), I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no comment with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial data found in or derived from the internal accounting and other records of the Company and its Subsidiaries set forth or referred to in the Registration Statement or the Prospectus).

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Trust, the LLC, the Company and its Subsidiaries, representatives of the applicable trustees and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinions of counsel satisfactory to the Representatives.

                                                                       EXHIBIT B

                       FORM OF OPINION OF DELAWARE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "AGREEMENT") to which this Exhibit B is attached. The Agreement, the Guarantee, the Subordinated Notes Purchase Agreement, the Subscription Agreement and the Administration Agreement are hereinafter referred to as the "Transaction Documents" for purposes of this Exhibit B.

          (i) The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. Css.18-101, ct. seq.) (the "LLC Act").

          (ii) Under the LLC Agreement and the LLC Act, the LLC has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, to issue and perform its obligations under the Company Preferred Securities and the Common Securities and to conduct its business as described in the Prospectus and the LLC Agreement.

          (iii) The Company Preferred Securities and the Common Securities have been duly authorized for issuance by the LLC Agreement and, when issued and delivered in accordance with the LLC Agreement, will be validly issued and, subject to the qualifications set forth in (iv) below, are fully paid and nonassessable limited liability company interests in the LLC.

          (iv) The holders of the Company Preferred Securities and Common Securities, as members of the LLC, shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise solely by reason of being a member of the LLC, except as such holders may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to them.

          (v) The provisions of the LLC Agreement, including the terms of the Company Preferred Securities, are permitted under the LLC Act.

          (vi) The LLC Agreement constitutes a legal, valid and binding agreement of the Company and the Trust, and is enforceable against the Company and the Trust, in accordance with its terms.

          (vii) Under the LLC Agreement and the LLC Act, the LLC has all necessary limited liability company power and authority to execute and deliver the Trust Agreement and to perform its obligations thereunder.

          (viii) Under the LLC Agreement and the LLC Act, the execution and delivery by the LLC of the Trust Agreement and each of the Transaction Documents to which it is a party, and the performance by the LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the LLC.

          (ix) The issue and sale by the LLC of the Company Preferred Securities to the Trust pursuant to the Agreement and the LLC Agreement, and the performance by the LLC of its obligations under the Trust Agreement and each of the Transaction Documents to which it is a party, will not violate
     (i) any Delaware statute, rule or regulation, or (ii) the LLC Certificate or the LLC Agreement.

          (x) No consent, approval, authorization, order, registration, filing or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the LLC of the Company Preferred Securities to the Trust as contemplated by the Prospectus, or (ii) the execution, delivery and performance by the LLC of the Trust Agreement and any of the Transaction Documents to which it is a party.

          (xi) Under the LLC Agreement and the LLC Act, the issuance by the LLC of the Company Preferred Securities is not subject to the preemptive purchase rights of any person or entity.

          (xii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, ET SEQ.) (the "Business Trust Act"), and all filings required under the Business Trust Act with respect to the creation and valid existence of the Trust as a business trust have been made.

          (xiii) Under the Trust Agreement and the Business Trust Act, the Trust has all requisite trust power and authority to execute, deliver and perform its obligations under the LLC Agreement and the Subscription Agreement, to issue and perform its obligations under the Trust Preferred Securities and to own its property and conduct its business as described in the Prospectus and the Trust Agreement.

          (xiv) The provisions of the Trust Agreement, including the terms of the Trust Preferred Securities, are permitted under the Business Trust Act.

          (xv) The Trust Agreement constitutes a legal, valid and binding agreement of the LLC and the Issuer Trustees, and is enforceable against the Company and the Issuer Trustees, in accordance with its terms.

          (xvi) The Trust Preferred Securities have been duly authorized for issuance by the Trust Agreement, and when authorized, issued and delivered in accordance with the Trust Agreement, the Trust Preferred Securities will be duly and validly issued and, subject to the qualifications set forth in
     (xvii) below, fully paid and nonassessable beneficial interests in the Trust.

          (xvii) The holders of the Trust Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that such holders may be obligated to make payments as set forth in the Trust Agreement.

          (xviii) Under the Trust Agreement and the Business Trust Act, the Trust has all necessary trust power and authority to execute and deliver the LLC Agreement and the Transaction Documents to which it is a party, and to perform its obligations thereunder.

          (xix) Under the Trust Agreement and the Business Trust Act, the execution and delivery by the Trust of the LLC Agreement and the Transaction Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          (xx) Under the Business Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to any preemptive purchase rights of any person or entity.

          (xxi) No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or Delaware body is required solely in connection with (i) the issuance and sale by the Trust of the Trust Preferred Securities to the holders of the Trust Preferred Securities as contemplated by the Prospectus, and (ii) the execution, delivery and performance by the Trust of the LLC Agreement and the Transaction Documents to which it is a party.

          (xxii) The issue and sale by the Trust of the Trust Preferred Securities pursuant to the Agreement and the Trust Agreement, and the performance by the Trust of its obligations under the LLC Agreement and each of the Transaction Documents to which it is a party, will not violate
     (i) any Delaware statute, rule or regulation, or (ii) the Trust Certificate or the Trust Agreement.

          (xxiii) The holders of the Trust Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

          (xxiv) The holders of the Company Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the LLC, and the LLC will not be liable for any income tax imposed by the State of Delaware.

                                                                         ANNEX A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)



     (i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations;

     (ii) In our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, 1934 Act and the respective published rules and regulations thereunder;

     (iii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended March 31, 1999 and March 31, 2000, the three and six month periods ended June 30, 1999 and June 30, 2000 and the three and nine month periods ended September 30, 1999 and September 30, 2000, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q FINANCIALS"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the Audit Committee of the Company's Board of Directors and any subsidiary committees since the day after end of last audited period, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the description of relevant periods and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:


          (A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;


                                    Annex A-1

          (B) at [October 31], 2000 and at a specified date not more than five days prior to the date of this Agreement, there was any change in the Stockholders' Equity of the Company and its subsidiaries or any decrease in the Net Current Assets of the Company and its subsidiaries or any increase in the Long Term Debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

          (C) for the period from October 1, 2000 to December __, 2000 and for a specified date not more than five days prior to the date of this Agreement, there was any decrease in Net Sales, Earnings Before Extraordinary Loss or Net Earnings, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

     (iv) based upon the Procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

     (v) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K and, on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

     (vi) based upon the procedures set forth in clause (iii) above, a reading of the unaudited financial statements of the Company for the most recent period that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS No. 71, nothing came to our attention that caused us to believe that the unaudited amounts for Net Sales, Net Earnings or Shareholders' Equity for the most recent period do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements; and


                                    Annex A-2

     (vii) in addition to the procedures referred to in clause (iii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.






                                    Annex A-3